EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the inclusion of our report, dated September 21, 1999, relating to the financial statements of Infolocity, Inc., in this current report on Form 8-K/A of NetCurrents, Inc. to be filed on March 6, 2000.


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 6, 2000


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